CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated August 15, 1996, on PaineWebber Emerging Markets Equity Fund in this Registration Statement (Form N-1A No. 33-50716) of PaineWebber Investment
Trust II.




                                        ERNST & YOUNG LLP


New York, New York
October 28, 1996